UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

HYATT HOTELS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34521	20-1480589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Riverside Plaza Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 750-1234

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 14, 2017, Hyatt Hotels Corporation (the “Company”) filed a Certificate of Retirement with the Secretary of State of the State of Delaware to retire 3,369,493 shares of Class B common stock, $0.01 par value per share, of the Company (the “Class B Common Stock”). An aggregate of 2,093,515 shares of Class B common stock, $0.01 par value per share, of the Company (the “Class B Common Stock”) were converted into shares of Class A common stock, $0.01 par value per share, of the Company (the “Class A Common Stock”), in connection with the sale of an aggregate of 2,093,515 shares of Class B Common Stock by certain selling stockholders into the public market pursuant to Rule 144 under the Securities Act of 1933, as amended. An additional 1,275,978 shares of Class B Common Stock were converted into shares of Class A Common Stock in connection with the previously disclosed repurchase by the Company of an aggregate of 1,275,978 shares of Class B Common Stock from certain selling stockholders, which closed on November 9, 2017 and November 14, 2017. The Company’s Amended and Restated Certificate of Incorporation requires that any shares of Class B Common Stock that are converted into shares of Class A Common Stock be retired and may not be reissued.

Effective upon filing, the Certificate of Retirement amended the Amended and Restated Certificate of Incorporation of the Company to reduce the total authorized number of shares of capital stock of the Company by 3,369,493 shares. The total number of authorized shares of the Company is now 1,412,748,249, such shares consisting of 1,000,000,000 shares designated Class A Common Stock, 402,748,249 shares designated Class B Common Stock, and 10,000,000 shares designated Preferred Stock, par value $0.01 per share. A copy of the Certificate of Retirement is attached as Exhibit 3.1 hereto.

Item 8.01	Other Events

On December 14, 2017, the Company announced that its Board of Directors has authorized the repurchase of up to an additional $750 million of the Company’s common stock. These repurchases may be made from time to time in the open market, in privately negotiated transactions, or otherwise, including pursuant to a Rule 10b5-1 plan, at prices that the Company deems appropriate and subject to market conditions, applicable law and other factors deemed relevant in the Company’s sole discretion. The common stock repurchase program applies to the Company’s Class A Common Stock and/or the Company’s Class B Common Stock. The common stock repurchase program does not obligate the Company to repurchase any dollar amount or number of shares of common stock and the program may be suspended or discontinued at any time.

On December 14, 2017, the Company also announced that the Company sold the Hyatt Regency Monterey Hotel and Spa in Monterey, California for approximately $60 million, and the receipt of approximately $217 million of net cash proceeds in connection with the previously announced sale of Avendra LLC to Aramark Corporation.

The full text of the press release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Exhibit Description
3.1	Certificate of Retirement of 3,369,493 Shares of Class B Common Stock
99.1	Hyatt Hotels Corporation Press Release, dated December 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hyatt Hotels Corporation

Date: December 14, 2017	By:	/s/ Patrick J. Grismer
	Name:	Patrick J. Grismer
	Title:	Executive Vice President, Chief Financial Officer